EXHIBIT 10.16

     SECOND  AMENDMENT  TO  FUNDING  AGREEMENT


1.0          DATE  AND  PARTIES

     1.1 DATE. This Second Amendment to Funding Agreement ("Agreement") is dated and effective March 25, 1996.

     1.2       PARTIES.    The  parties  to  this  Agreement  are as  follows:

               A.          Hall  Financial  Group,  Inc.  ("HFG")
               750  N.  St.  Paul
               Suite  200
               Dallas,  TX    75201-3247

               B.          Search  Capital  Group,  Inc.  ("Search")
               700  N.  Pearl
               Suite  400,  L.B.  401
               Dallas,  TX    75201-2809

               C.          Search  Funding  Corp.  ("SFC")
               700  N.  Pearl
               Suite  400,  L.B.  401
               Dallas,  TX    75201-2809

               D.          Automobile  Credit  Acceptance  Corp.  ("ACAC")
               700  N.  Pearl
               Suite  400,  L.B.  401
               Dallas,  TX    75201-2809

               E.          Newsearch,  Inc.  ("Newsearch")
               700  N.  Pearl
               Suite  400,  L.B.  401
               Dallas,  TX    75201-2809

               F.          Automobile  Credit  Holdings,  Inc.  ("ACHI")
               700  N.  Pearl
               Suite  400,  L.B.  401
               Dallas,  TX    75201-2809


     2.0          PURPOSE,  DEFINITIONS  AND  CONSIDERATION

     2.1 PURPOSE: The purpose of this Agreement is to amend and supersede certain provisions of the Funding Agreement dated November 30, 1995 as amended by the First Amendment to Funding Agreement dated December 22, 1995
 ("Funding Agreement") between the parties. The parties agree that, except as specifically amended and superseded below, the Funding Agreement remains fully enforceable.

     2.2 DEFINITIONS: All terms defined in the Funding Agreement shall have the meanings ascribed to them in the Funding Agreement.

     2.3 CONSIDERATION: Search has advised HFG that it is unable to deliver to HFG the share certificates and warrants required under the Funding Agreement within the time period in which HFG is to exercise its Stock Purchase Option under the Funding Agreement. The parties have therefore mutually  agreed  to  an  extension  of  the  time  period.

     3.0          AMENDMENT

     3.1 Section 8.8(b) of the Funding Agreement shall be amended as follows:

     B. TERM OF OPTION: The Stock Purchase Option shall first become exercisable upon the Effective Date of the Plan. If the Stock Purchase Option has not become exercisable on or before February 27, 1996, Search shall pay to HFG the sum of $100,000.00 as a fee for delaying the exercisability of the Stock Purchase Option. The Stock Purchase Option shall remain exercisable by HFG at any time or from time to time until midnight on April 1, 1996. The Stock Purchase Option shall terminate to the extent not exercised by HFG before April 2, 1996 unless further extended by written agreement of the parties.



                    HALL  FINANCIAL  GROUP,  INC.



                    By   ___/s/  Larry  Levey
                         --------------------
                         Larry  Levey,
                         Senior  Vice  President




                    SEARCH  CAPITAL  GROUP,  INC.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President



                    SEARCH  FUNDING  CORP.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President



                    AUTOMOBILE  CREDIT  ACCEPTANCE  CORP.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President



                    NEWSEARCH,  INC.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President



                    AUTOMOBILE  CREDIT  HOLDINGS,  INC.



                    By:  ___/s/  Robert  D.  Idzi
                         ------------------------
                         Robert  D.  Idzi,
                         Senior  Vice  President